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                                                                     EXHIBIT 4.3


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                       PLATINUM UNDERWRITERS FINANCE, INC.
                                     COMPANY

                                       and

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.
                                    GUARANTOR

                                       to

                               JPMORGAN CHASE BANK
                                     TRUSTEE

                                  ------------

                          FIRST SUPPLEMENTAL INDENTURE

                               Dated as of *, 2002

                           GUARANTEED DEBT SECURITIES

                                  ------------

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          FIRST SUPPLEMENTAL INDENTURE, dated as of *, 2002 (the "First
Supplemental Indenture"), among PLATINUM UNDERWRITERS FINANCE, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), PLATINUM UNDERWRITERS HOLDINGS, LTD., a Bermuda corporation (the "Guarantor"), and JPMORGAN CHASE BANK, a New York banking corporation, as trustee (the "Trustee").

          WHEREAS, the Company and the Guarantor executed and delivered the indenture, dated as of *, 2002 (the "Base Indenture"), to the Trustee to provide for the future issuance of the Company's guaranteed debt securities (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

          WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its *% Senior Guaranteed Notes due 2007 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture"); and

          WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this First Supplemental Indenture and satisfy all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

          NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1.   DEFINITION OF TERMS.

          Unless otherwise provided herein or unless the context otherwise requires:

          (a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

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          (b)  a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

          (c)  the singular includes the plural and vice versa;

          (d) headings are for convenience of reference only and do not affect interpretation;

          (e) the following terms have the meanings given to them in the Purchase Contract Agreement (as defined below): Failed Remarketing; Last Failed Remarketing; Normal Units; Purchase Contract Agent; Remarketing Agent, Remarketing Agreement; Remarketing Date; Remarketing Value; Separate Notes; Subsequent Remarketing Date; and Underwriting Agreement;

          (f)  the following terms have the meanings given to them in this
Section 1.1(f):

               "Global Note" shall mean a Global Security representing the Notes.

               "Interest Rate" shall have the meaning set forth in Section 2.5.

               "Over-Allotment Option" shall mean the option granted to the underwriters pursuant to the Underwriting Agreement to purchase up to an additional 750,000 Normal Units.

               "Purchase Contract Agreement" shall mean the Purchase Contract Agreement, dated as of *, 2002, between the Company and JPMorgan Chase Bank, as purchase contract agent.

               "Reset Agent" means a nationally recognized investment banking firm chosen by the Company to determine the Reset Rate.

               "Reset Date" shall mean the date following the Remarketing Date or a Subsequent Remarketing Date, as applicable, on which the trades in a successful remarketing of the Notes pursuant to the Purchase Contract Agreement and the Remarketing Agreement settle.

               "Reset Rate" means the lowest interest rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), as determined by the Reset Agent, that the Notes shall bear in order for the Notes to have a market value at the Remarketing Date or any Subsequent Remarketing Date, as the case may be, of at least 100.25% of the Remarketing Value, assuming, for this purpose, even if not true, that all of the Notes are held as components of Normal Units and will be remarketed.

                                        2
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                                   ARTICLE II

                    GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1.   DESIGNATION, PRINCIPAL AMOUNT AND AUTHORIZED DENOMINATION.

          There is hereby authorized a series of Securities designated the *% Senior Guaranteed Notes due 2007, limited in aggregate principal amount to $125,000,000, which amount to be issued shall be as set forth in any Company Order for the authentication and delivery of Notes pursuant to the Base Indenture and which amount may be increased by up to $18,750,000 in the event the Over-Allotment option is exercised. The Notes shall be issuable only in registered form and without coupons in denominations of $1000 and any integral multiples thereof except that an interest in a Note held as part of a Normal Unit represents an ownership interest of 1/40th, or 2.5%, of a Note in aggregate principal amount of $1000 and will therefore correspond to the stated amount of $25 per Normal Unit.

Section 2.2.   MATURITY.

          The Stated Maturity Date of the Notes will be *, 2007.

Section 2.3.   FORM AND PAYMENT.

          (a)  The Notes, on original issuance, shall be issued in the form of
(i) one or more definitive, fully registered Notes registered initially in the name of JPMorgan Chase Bank, as Purchase Contract Agent and (ii) one fully registered Global Note registered in the name of The Depository Trust Company ("DTC"), as Depository, or its nominee, and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Separate Notes represented thereby (or such other accounts as they may direct).

          (b) The principal of and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for the payment of public or private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

Section 2.4.   GLOBAL NOTE.

          (a)  DTC shall serve as the initial Depository for the Global Note.

          (b) Unless and until it is exchanged for definitive Notes in registered form in accordance with Section 305 of the Base Indenture, a Global Note may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor

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Depository selected or approved by the Company or to a nominee of such successor
Depository.

Section 2.5.   INTEREST AND INTEREST RATE RESET.

          (a) Each Note will bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, initially at the rate of *% per annum (the "Interest Rate") up to but excluding the Reset Date; provided, however, that in the event that a Last Failed Remarketing occurs, each Note shall continue to bear interest at the Interest Rate until the principal of the Notes is paid or made available for payment. In the event the Notes are successfully remarketed pursuant to the Purchase Contract and Remarketing Agreement, each Note shall bear interest at the Reset Rate from and including the Reset Date to the date on which the principal of the Notes is paid or made available for payment; PROVIDED that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate up to but excluding the Reset Date, if any, and thereafter at the Reset Rate, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on the Notes initially shall be payable quarterly in arrears on [*, *, * and *] of each year (each, an "Interest Payment Date"), commencing [*], 2002, through and including *, 2005 and then semi-annually in arrears on the Interest Payment Dates of * and * of each year, commencing *, 2006, until the principal thereof is paid or made available for payment.

          (b) The amount of interest payable for any period on any Interest Payment Date will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly or semi-annual, as applicable, period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day or 180-day period, as applicable. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          The Notes do not have the benefit of any sinking fund obligation.

                                        4
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                                   ARTICLE III

                                  FORM OF NOTE

Section 3.1.   FORM OF NOTE.

          The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

          [IF THE NOTE IS A GLOBAL NOTE, INSERT - This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Note is exchangeable for Notes registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.

CUSIP No.                                                   $___________________

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                       PLATINUM UNDERWRITERS FINANCE, INC.
                       *% SENIOR GUARANTEED NOTE DUE 2007

          PLATINUM UNDERWRITERS FINANCE, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, the principal sum of ______ dollars ($______________) on
[*], 2007 (such date is hereinafter referred to as the "Stated Maturity Date"), and to pay interest on said principal sum from *, 2002, or from the most recent interest payment date initially at the rate of *% per annum (the "Interest Rate") up to, but excluding, the Reset Date; provided, however, that in the event a Last Failed Remarketing occurs, this Note shall continue to bear interest at the Interest Rate until the principal of the Notes is paid or made available for payment. In the event the Notes are successfully remarketed pursuant to the Purchase Contract and Remarketing Agreement, this Note shall bear interest at the Reset Rate, from and including the Reset Date to the date on which principal hereof is paid or made available for payment; PROVIDED that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate up to but excluding the Reset Date, if any, and thereafter at the Reset Rate, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on this Note initially shall be payable quarterly in arrears on [*, *, *, and *] of each year (each, an "Interest Payment Date"), commencing *, 2002 through and including *, 2005, and then semi-annually in arrears on the Interest Payment Dates of * and * of each year, commencing on *, 2006 until the principal hereof is paid or made available for payment. The amount of interest payable for any period on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly or semi-annual period, as applicable, for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day or 180-day period, as applicable. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the regular record date for such interest installment, which as long as any Notes are represented by a Global Note shall be the close of business on the Business Day next preceding such Interest Payment Date; PROVIDED, HOWEVER, if pursuant to the terms of the Indenture the Notes are no longer represented by a Global Note, the Company may select such regular record date for such interest installment which shall be more than one Business Day but less than 60 Business Days prior to such Interest Payment Date. Any such interest installment not punctually paid or duly provided for

                                        6
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shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

          Unless the certificate of authorization hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note and the Guarantee endorsed herein shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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          IN WITNESS WHEREOF, the Company has caused this instrument to be executed under its corporate seal.

Dated:

                                                       PLATINUM UNDERWRITERS
                                                       FINANCE, INC.

                                                       By:
                                                          ----------------------
                                                          Name:
                                                          Title:

[SEAL]

Attest:

--------------------

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

                                                       JPMORGAN CHASE BANK,
                                                       as Trustee

                                                       By:
                                                          ----------------------
                                                          Authorized Officer

                                        8
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                            (FORM OF REVERSE OF NOTE)

          This Note is one of a duly authorized series of the Senior Guaranteed Notes of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture hereinafter referred to, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of *, 2002 (the "Base Indenture"), duly executed and delivered among the Company, Platinum Underwriters Holdings, Ltd., as guarantor (herein called the "Guarantor") and JPMorgan Chase Bank, as Trustee (the "Trustee") (such Base Indenture as supplemented by the First Supplemental Indenture, dated *, 2002, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          The Securities of this series were initially issued as components of the Company's equity units that are in the form of Normal Units, each such Normal Unit initially consisting of (a) a stock purchase contract (each, a "Purchase Contract") under which (i) the holder will agree to purchase from the Company on *, 2005, a specified number of newly issued common shares, par value $0.01 per share, of the Company and (ii) the Company will pay to the holder quarterly contract adjustment payments and (b) a 1/40, or 2.5%, ownership interest in a Security of this series of $1,000 principal amount. In accordance with the terms of the Purchase Contract Agreement, on their initial issuance the Securities of this series were pledged by the Purchase Contract Agent, on behalf of the holders of the Normal Units, to State Street Bank and Trust Company, as collateral agent, custodial agent and securities intermediary (the "Collateral Agent"), pursuant to the Pledge Agreement, dated as of *, 2002 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure such holders' obligations to purchase common shares of the Company under the Purchase Contracts. Pursuant to the Remarketing Agreement, the Remarketing Agent shall use its commercially reasonable best efforts to remarket the Securities of this series that are included in Normal Units at a specified price on certain dates, all as specified in Section 5.4(b) of the Purchase Contract Agreement. Pursuant to Section 4.5(d) of the Pledge Agreement, Holders of all other Securities of this series may elect to have such Securities remarketed in accordance with the procedures set forth therein.

          If a Tax Event (as herein defined) shall occur and be continuing, the Company may, at its option, redeem the Notes then Outstanding in whole (but not in part) at any time ("Tax Event Redemption") at the Redemption Price (as herein defined). If such Tax Event Redemption occurs prior to a successful remarketing pursuant to Section 5.4 of the Purchase Contract Agreement, the Redemption Price payable with respect to the Notes pledged to the Collateral Agent under the Pledge Agreement will be paid to the

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Collateral Agent on the Tax Event Redemption Date on or prior to 12:00 p.m., New
York City time, by wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Notes pledged to the Collateral Agent; in such event, the Collateral Agent shall apply such Redemption Price pursuant to the terms of the Purchase Contract Agreement and the Pledge Agreement.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption (the "Tax Event Redemption Date") to each registered Holder of Notes of this Series to be redeemed at its registered address as more fully provided in the Indenture. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on such Notes of this Series.

          "Quotation Agent" means Goldman, Sachs & Co. or any of its successors or any other primary U.S. government securities dealer in The City of New York selected by the Company.

          "Redemption Price" means, for each Note, the product of (i) the principal amount of such Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price (as herein defined) and whose denominator is the applicable Tax Event Redemption Principal Amount (as herein defined).

          "Tax Event" means the receipt by the Company of an opinion of a nationally recognized tax counsel experienced such matters, to the effect that there is more than an insubstantial risk that interest payable by the Company on the Notes on the next Interest Payment Date will not be deductible, in whole or in part, by the Company for United States federal income tax purposes as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation (other than any such amendment, change or announced proposed change to the so-called "earnings stripping" provisions of Section 163(j) of the Internal Revenue Code, which limit the ability of U.S. corporations to deduct interest on certain debt owed to or guaranteed by related foreign persons), (b) any amendment to or change in an official interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any official interpretation, pronouncement or application that provides for a position with respect to such laws or regulations that differs from the generally accepted position on *, 2002, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after *, 2002.

          "Tax Event Redemption Principal Amount" means (i) in the case of a Tax Event Redemption Date occurring prior to a successful remarketing of the Notes pursuant to the Purchase Contract Agreement, the aggregate principal amount of Notes included in Normal Units on such date, and (ii) in the case of a Tax Event Redemption Date

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occurring after a successful remarketing of the Notes pursuant to the Purchase
Contract Agreement, the aggregate principal amount of the Notes.

          "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

          "Treasury Portfolio" means: (i) if a Tax Event Redemption occurs prior to a successful remarketing of the Notes pursuant to the provisions of the Purchase Contract Agreement, a portfolio (A) of zero-coupon U. S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to *, 2005 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (B) with respect to each scheduled Interest Payment Date on the Notes that occurs after the Tax Event Redemption Date and on or before *, 2005, interest or principal strips of U.S. Treasury securities that mature on or prior to such Interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount on such date if the interest rate of the Notes were not reset on the Reset Date, and (ii) solely for purposes of determining the Treasury Portfolio Purchase Price in the case of a Tax Event Redemption Date occurring after a successful remarketing of the Notes pursuant to the Purchase Contract Agreement or *, 2005, a portfolio (A) of zero-coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to the Maturity Date in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (B) with respect to each scheduled Interest Payment Date on the Notes that occurs after the Tax Event Redemption Date and on or before the Maturity Date, interest or principal strips of U.S. Treasury securities that mature on or prior to such Interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes Outstanding on the Tax Event Redemption Date.

          The Notes do not have the benefit of any sinking fund obligation.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the majority of the Holders in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company or the Guarantor, or both, with certain

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provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City of New York and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Note, the Company, the Guarantor, the Trustee, any paying agent and the Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company, the Guarantor nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or the Guarantor or of any predecessor or successor corporations, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The Indenture imposes certain limitations on the ability of the Company and the Guarantor to, among other things, merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets. All such covenants and limitations are subject to a number of important qualifications and

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exceptions. The Company and Guarantor must report periodically to the Trustee on compliance with the covenants in the Indenture.

          The Notes of this series are issuable only in registered form without coupons, in denominations of $1000 and any integral multiple thereof except that an interest in a Note held as part of a Normal Unit represents an ownership interest of 1/40th, or 2.5%, of a Note in aggregate principal amount of $1000 and will therefore correspond to the stated amount of $25 per Normal Unit. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          [IF NOTE IS A GLOBAL NOTE, INSERT - This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 305 of the Base Indenture on transfers and exchanges of Global Notes.]

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Note and the Guarantee endorsed herein shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles thereof.

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                                    GUARANTEE

          For value received, Platinum Underwriters Holdings, Ltd., a corporation organized under the laws of Bermuda (herein called the "Guarantor", which term includes any successor under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby absolutely, fully and unconditionally and irrevocably guarantees to the Holder of the Note upon which this Guarantee is endorsed, and to the Trustee on behalf of such Holder, (a) the due and punctual payment of the principal of and interest (and, if applicable, the Redemption Price) on such Note, whether at the Stated Maturity or by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on overdue principal of and interest on such Note, if any, if lawful, and (c) the due and punctual payment of any and all other payments due to the Holder, all in accordance with the terms of such Note and of the Indenture. In case of the failure of the Company punctually to make any such payment of principal, premium, if any, or interest, if any, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

          The Guarantor hereby agrees that its obligations hereunder are a guaranty of payment and not a guaranty of collection or performance and shall be unconditional and absolute, irrespective of the validity, regularity or enforceability of such Note or the Indenture or any limitation of the Company thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the absence of any action to enforce the same, any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives the benefits of division and discussion, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee. Without limiting the generality of the foregoing, the Guarantor hereby agrees that the obligations of the Guarantor hereunder shall not be released, affected or impaired by assignment or transfer in whole or in part of the Note whether or not made without notice to or the consent of the Guarantor and shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of, including, but not limited to, setoff, counterclaim, recoupment or termination whatsoever, and that such obligations shall not be released, affected or impaired regardless of whether or not any Holder, including the Holder of the Note, or anyone on behalf of any such Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Company or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of the Indenture or the Note or at law or in equity, and regardless of any other condition or contingency, or by reason of the invalidity, illegality or unenforceability of the Note or the Indenture or otherwise and that such obligations shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of such Note to assert any claim or demand or to enforce any remedy under the Indenture or such Note, any other guarantee or any other agreement, by any waiver, amendment, indulgence or modification (whether material or otherwise) of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of any obligations under the Indenture, the Note or this Guarantee, or by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company or the Guarantor, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or any of its assets, or the release of any property from the lien and security interest created by the Indenture or the Note or of any other security for the Note, or the release or discharge of the Company or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in the Indenture or the Note by operation of law, or the merger or consolidation of the Company or the Guarantor, or any other cause, whether similar or dissimilar to the foregoing, or by any other act or omission that may or might in any manner or to any extent vary the risk or obligations of the Guarantor or that would otherwise operate as a discharge of a surety or guarantor as a matter of law or equity (other than the performance of the obligations contained in such Note and in this Guarantee).

          The Holder of the Note upon which this Guarantee is endorsed is entitled to the further benefits relating hereto set forth in the Indenture. No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of and interest, or any such other payments, on the Note upon which this Guarantee is endorsed.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

          All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

                                                       PLATINUM UNDERWRITERS
                                                       HOLDINGS, LTD.

                                                       By:
                                                          ----------------------
                                                       Name:
                                                       Title:

Attest:

By:
   ---------------------------
   Name:
   Title:

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

        (INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

                    (INSERT ADDRESS AND ZIP CODE OF ASSIGNEE)

agent to transfer this Note on the Register. The agent may substitute another to act for him or her.

Dated:

                                            Signed:
                                                   -------------------------

                                            Signature Guarantee:

       (SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS NOTE)

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                             ORIGINAL ISSUE OF NOTES

Section 4.1.   ORIGINAL ISSUE OF NOTES.

          Notes in the aggregate principal amount of $ 125,000,000 (which amount may be increased by up to $18,750,000 in the event the Over-Allotment Option is exercised) may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order. The Issue Date of the Notes shall be *, 2002.

                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.1.   RATIFICATION OF BASE INDENTURE.

          The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 5.2.   GOVERNING LAW.

          THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE AND GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 5.3.   NOT RESPONSIBLE FOR RECITALS.

          The recitals contained in this First Supplemental Indenture and the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company or the Guarantor, as the case may be, and the Trustee assumes no responsibility for their correctness and makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 5.4.   COUNTERPARTS.

          This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                                       PLATINUM UNDERWRITERS
                                                       FINANCE, INC.,
                                                          as Issuer

                                                       By:
                                                          ----------------------
                                                          Name:
                                                          Title:



                                                       PLATINUM UNDERWRITERS
                                                       HOLDINGS, LTD.,
                                                          as Guarantor

                                                       By:
                                                          ----------------------
                                                          Name:
                                                          Title:



                                                       JPMORGAN CHASE BANK,
                                                          as Trustee

                                                       By:
                                                          ----------------------
                                                          Name:
                                                          Title: